PBF Energy Reports Fourth Quarter 2018 Results, Declares Dividend of $0.30 Per Share

•	Fourth quarter loss from operations of $446.2 million (excluding special items, fourth quarter income from operations of $213.2 million)

•	Announces immediately accretive IDR simplification agreement with PBF Logistics

•	Provides corporate and strategic update

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - February 14, 2019 - PBF Energy Inc. (NYSE:PBF) today reported fourth quarter 2018 loss from operations of $446.2 million as compared to income from operations of $254.6 million for the fourth quarter of 2017. Excluding special items, fourth quarter 2018 income from operations was $213.2 million as compared to income from operations of $57.0 million for the fourth quarter of 2017.

The company reported fourth quarter 2018 net loss of $346.7 million and net loss attributable to PBF Energy Inc. of $353.7 million or $2.97 per share. This compares to net income of $260.4 million, and net income attributable to PBF Energy Inc. of $241.9 million or $2.14 per share for the fourth quarter of 2017. Special items in the fourth quarter 2018 results, which decreased net income, by a net, after-tax charge of $483.5 million, or $4.00 per share, consisted of a lower-of-cost-or-market ("LCM") inventory adjustment and a charge associated with the residual costs on the early return of certain leased railcars, offset by a benefit related to the change in our Tax Receivable Agreement liability. Adjusted fully-converted net income for the fourth quarter 2018, excluding special items, was $125.8 million, or $1.03 per share on a fully-exchanged, fully-diluted basis, as described below, compared to an adjusted fully-converted net loss of $4.4 million or $0.04 per share, for the fourth quarter 2017.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “Our strong fourth quarter results capped off a solid year for PBF Energy. We were able to demonstrate the flexibility of our high-complexity refining system by sourcing advantaged crude to help blunt the impact of an oversupplied product market, especially gasoline.” Mr. Nimbley continued, “Looking forward, our outlook remains positive. Strong clean product demand should return inventories to their seasonal norms as we move into the spring maintenance season and make the shift to summer-grade gasoline. Additionally, we are strategically positioning PBF in front of the upcoming IMO marine fuel regulation changes by advancing our turnaround activities and completing the bulk of our major maintenance in the first half of 2019. Finally, PBF Energy continues to be a supportive sponsor of PBF Logistics and the elimination of the IDRs highlights our commitment to the future of PBF Logistics and its value as a partner in the growth of both companies.”

Income from operations was $358.1 million for the year-ended December 31, 2018 as compared to income from operations of $731.6 million for the year-ended December 31, 2017. Excluding special items, income from operations was $718.0 million for the year-ended December 31, 2018 as compared to income from operations of $436.1 million for the year-ended December 31, 2017. Adjusted fully-converted net income for the year ended December 31, 2018, excluding special items, was $387.0 million, or $3.26 per share on a fully-exchanged, fully-diluted basis, as compared to adjusted fully-converted net income of $130.1 million, or $1.14 per share, for the year ended December 31, 2017. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 44.0% of the limited partner interests as of December 31, 2018.

Strategic Projects, Capital and Corporate Update
As previously disclosed, PBF Energy is progressing with the restart of the idled 12,000 barrel per day coker at the Chalmette refinery and the installation of a new hydrogen plant at the Delaware City refinery. Both projects are on schedule. We expect that the coker will be in service late in the fourth quarter of 2019 and the new hydrogen plant, which is being built and will be owned and operated by Linde, will be in service during the first quarter of 2020. PBF Energy's capital expenses for the projects are expected to be approximately $110 million and $40 million for the coker and hydrogen plant, respectively.

In order to strategically position the company for the later part of 2019, as the expected benefits of the changing marine fuels standards being implemented with IMO 2020 begin to emerge, PBF has elected to accelerate the previously announced 2019 turnarounds at its Delaware City and Paulsboro refineries. The Delaware City coker turnaround, and other ancillary units, will now occur in the March to April time frame, and the Paulsboro crude unit turnaround originally planned for the third quarter will now occur in the second quarter of 2019.

PBF Logistics announced today an IDR simplification agreement in which PBF will receive 10,000,000 newly-issued common units in exchange for the elimination of PBF's IDRs. The transaction is subject to customary closing conditions. Closing of the transaction is expected to occur on February 28, 2019. Pro forma for the transaction, PBF will own approximately 54% of the outstanding LP common units.

Throughput Guidance
Throughput guidance for the first quarter reflects ongoing maintenance activity and current expectations based on prevailing market conditions. In addition to advancing the turnaround work on the East Coast, PBF is conducting repairs on piping and instrumentation associated with a pre-flash tower, located in Delaware City, which was damaged during an incident commencing on February 3, 2019. The refinery's crude unit was not damaged and has been returned to service.

For the first quarter 2019, we expect East Coast total throughput to average 300,000 to 320,000 barrels per day; Mid-Continent total throughput is expected to average 135,000 to 145,000 barrels per day; Gulf Coast total throughput is expected to average 175,000 to 185,000 barrels per day and West Coast total throughput is expected to average 130,000 to 140,000 barrels per day.

For the full-year 2019, we expect East Coast total throughput to average 325,000 to 345,000 barrels per day; Mid-Continent total throughput is expected to average 150,000 to 160,000 barrels per day; Gulf Coast total throughput is expected to average 195,000 to 205,000 barrels per day and West Coast total throughput is expected to average 160,000 to 170,000 barrels per day.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on March 14, 2019, to holders of record as of February 28, 2019.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income excluding special items, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items and Adjusted EBITDA. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, February 14, 2019, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (877) 876-9173 or (785) 424-1667, conference ID: PBFQ418. The audio replay will be available two hours after the end of the call through February 28, 2019, by dialing (800) 723-0488 or (402) 220-2651.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customer and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 44.0% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues	$6,292,874	$6,535,988	$27,186,093	$21,786,637

Cost and expenses:
Cost of products and other	6,102,661	5,709,100	24,503,393	18,863,621
Operating expenses (excluding depreciation and amortization expense as reflected below)	452,798	417,556	1,720,959	1,684,435
Depreciation and amortization expense	95,373	80,192	359,126	277,992
Cost of sales	6,650,832	6,206,848	26,583,478	20,826,048
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	85,537	71,400	276,955	214,547
Depreciation and amortization expense	2,763	2,609	10,634	12,964
(Gain) loss on sale of assets	(22)	518	(43,094)	1,458
Total cost and expenses	6,739,110	6,281,375	26,827,973	21,055,017

Income (loss) from operations	(446,236)	254,613	358,120	731,620

Other income (expense):
Change in Tax Receivable Agreement liability	6,130	250,357	13,893	250,922
Change in fair value of catalyst leases	(196)	(1,236)	5,587	(2,247)
Debt extinguishment costs	—	—	—	(25,451)
Interest expense, net	(40,976)	(39,556)	(169,911)	(154,427)
Other non-service components of net periodic benefit cost (Note 16)	276	(1,097)	1,109	(1,402)
Income (loss) before income taxes	(481,002)	463,081	208,798	799,015
Income tax (benefit) expense	(134,329)	202,695	33,507	315,584
Net income (loss)	(346,673)	260,386	175,291	483,431
Less: net income attributable to noncontrolling interests	7,069	18,494	46,976	67,914
Net income (loss) attributable to PBF Energy Inc. stockholders	$(353,742)	$241,892	$128,315	$415,517

Net income (loss) available to Class A common stock per share:
Basic	$(2.97)	$2.19	$1.11	$3.78
Diluted	$(2.97)	$2.14	$1.10	$3.73
Weighted-average shares outstanding-basic	119,066,695	110,208,152	115,190,262	109,779,407
Weighted-average shares outstanding-diluted	119,066,695	114,773,845	118,773,606	113,898,845

Dividends per common share	$0.30	$0.30	$1.20	$1.20

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$(357,688)	$245,929	$131,021	$424,587
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$(2.97)	$2.14	$1.10	$3.73
Adjusted fully-converted shares outstanding - diluted (Note 6)	120,273,021	114,773,845	118,773,606	113,898,845

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Year Ended
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)		December 31,		December 31,
		2018	2017	2018	2017
Net income (loss) attributable to PBF Energy Inc. stockholders		$(353,742)	$241,892	$128,315	$415,517
Less:	Income allocated to participating securities	156	232	748	1,043
Income (loss) available to PBF Energy Inc. stockholders - basic		(353,898)	241,660	127,567	414,474
Add:	Net income (loss) attributable to noncontrolling interest (Note 2)	(5,122)	7,069	4,668	16,746
Less:	Income tax benefit (expense) (Note 3)	1,332	(2,800)	(1,214)	(6,633)
Adjusted fully-converted net income (loss)		$(357,688)	$245,929	$131,021	$424,587
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	651,734	(197,589)	351,278	(295,532)
Add:	Change in Tax Receivable Agreement liability	(6,130)	(250,357)	(13,893)	(250,922)
Add:	Debt extinguishment costs	—	—	—	25,451
Add:	Gain on Torrance land sale	—	—	(43,761)	—
Add:	Early railcar return expense	7,742	—	52,313	—
Add:	Net tax benefit related to the TCJA	—	(173,346)	—	(173,346)
Add:	Net tax expense on remeasurement of TRA associated deferred tax assets	—	193,499	—	193,499
Less:	Recomputed income taxes on special items	(169,870)	177,427	(89,944)	206,364
Adjusted fully-converted net income (loss) excluding special items		$125,788	$(4,437)	$387,014	$130,101

Weighted-average shares outstanding of PBF Energy Inc.		119,066,695	110,208,152	115,190,262	109,779,407
Conversion of PBF LLC Series A Units (Note 5)		1,206,326	3,798,023	1,938,089	3,823,783
Common stock equivalents (Note 6)		1,749,607	767,670	1,645,255	295,655
Fully-converted shares outstanding - diluted		122,022,628	114,773,845	118,773,606	113,898,845

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)		$(2.97)	$2.14	$1.10	$3.73

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4)		$1.03	$(0.04)	$3.26	$1.14

		Three Months Ended		Year Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		December 31,		December 31,
		2018	2017	2018	2017
Income (loss) from operations (Note 16)		$(446,236)	$254,613	$358,120	$731,620
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	651,734	(197,589)	351,278	(295,532)
Add:	Gain on Torrance land sale	—	—	(43,761)	—
Add:	Early railcar return expense	7,742	—	52,313	—
Income from operations excluding special items		$213,240	$57,024	$717,950	$436,088

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in thousands)

		Three Months Ended		Year Ended
		December 31,		December 31,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS		2018	2017	2018	2017
Net income (loss)		$(346,673)	$260,386	$175,291	$483,431
Add:	Depreciation and amortization expense	98,136	82,801	369,760	290,956
Add:	Interest expense, net	40,976	39,556	169,911	154,427
Add:	Income tax (benefit) expense	(134,329)	202,695	33,507	315,584
EBITDA		$(341,890)	$585,438	$748,469	$1,244,398
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	651,734	(197,589)	351,278	(295,532)
Add:	Change in Tax Receivable Agreement liability	(6,130)	(250,357)	(13,893)	(250,922)
Add:	Debt extinguishment costs	—	—	—	25,451
Add:	Gain on Torrance land sale	—	—	(43,761)	—
Add:	Early railcar return expense	7,742	—	52,313	—
EBITDA excluding special items		$311,456	$137,492	$1,094,406	$723,395

		Three Months Ended		Year Ended
		December 31,		December 31,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA		2018	2017	2018	2017
EBITDA		$(341,890)	$585,438	$748,469	$1,244,398
Add:	Stock-based compensation	7,361	8,784	25,969	26,848
Add:	Net non-cash change in fair value of catalyst leases	196	1,236	(5,587)	2,247
Add:	Non-cash LCM inventory adjustment (Note 4)	651,734	(197,589)	351,278	(295,532)
Add:	Change in Tax Receivable Agreement liability (Note 4)	(6,130)	(250,357)	(13,893)	(250,922)
Add:	Debt extinguishment costs (Note 4)	—	—	—	25,451
Adjusted EBITDA		$311,271	$147,512	$1,106,236	$752,490

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	December 31,	December 31,
	2018	2017
Balance Sheet Data:
Cash and cash equivalents	$597,286	$573,021
Inventories	1,865,831	2,213,797
Total assets	8,005,415	8,117,993
Total debt	1,933,694	2,191,650

Total equity	3,248,479	2,902,949
Total equity excluding special items (Note 4, 13)	$3,551,677	$2,950,154

Total debt to capitalization ratio (Note 13)	37%	43%
Total debt to capitalization ratio, excluding special items (Note 13)	35%	43%
Net debt to capitalization ratio (Note 13)	29%	36%
Net debt to capitalization ratio, excluding special items (Note 13)	27%	35%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Year Ended December 31,
	2018	2017
Cash flows provided by operations	$837,938	$685,861
Cash flows used in investing activities	(685,597)	(687,011)
Cash flows used in financing activities	(128,076)	(172,103)
Net increase (decrease) in cash and cash equivalents	24,265	(173,253)
Cash and cash equivalents, beginning of period	573,021	746,274
Cash and cash equivalents, end of period	$597,286	$573,021

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in thousands)

	Three Months Ended December 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,281,466	$80,045	$—	$(68,637)	$6,292,874
Depreciation and amortization expense	86,749	8,624	2,763	—	98,136
Income (loss) from operations (Note 14, 16)	(397,665)	38,571	(82,433)	(4,709)	(446,236)
Interest expense, net	1,092	12,093	27,791	—	40,976
Capital expenditures (Note 17)	175,246	89,069	1,445	—	265,760

	Three Months Ended December 31, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,532,514	$67,213	$—	$(63,739)	$6,535,988
Depreciation and amortization expense	72,884	7,308	2,609	—	82,801
Income (loss) from operations (Note 14, 16)	293,018	35,614	(70,672)	(3,347)	254,613
Interest expense, net	1,262	9,745	28,549	—	39,556
Capital expenditures	58,423	18,158	512	—	77,093

	Year Ended December 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$27,162,079	$283,440	$—	$(259,426)	$27,186,093
Depreciation and amortization expense	329,317	29,809	10,634	—	369,760
Income (loss) from operations (Note 14, 16)	498,287	143,870	(266,218)	(17,819)	358,120
Interest expense, net	7,601	43,033	119,277	—	169,911
Capital expenditures (Note 17)	552,020	175,696	6,171	—	733,887

	Year Ended December 31, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$21,769,703	$257,588	$—	$(240,654)	$21,786,637
Depreciation and amortization expense	253,588	24,404	12,964	—	290,956
Income (loss) from operations (Note 14, 16)	814,033	143,379	(211,227)	(14,565)	731,620
Interest expense, net	4,695	33,363	116,369	—	154,427
Capital expenditures (Note 17)	633,294	90,258	3,483	—	727,035

	Balance at December 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 15)	$6,988,059	$956,353	$98,055	$(37,052)	$8,005,415

	Balance at December 31, 2017
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 15)	$7,287,384	$748,215	$123,211	$(40,817)	$8,117,993

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
Market Indicators (dollars per barrel) (Note 9)	2018	2017	2018	2017
Dated Brent Crude	$68.70	$61.39	$71.34	$54.18
West Texas Intermediate (WTI) crude oil	$59.98	$55.23	$65.20	$50.79
Light Louisiana Sweet (LLS) crude oil	$67.51	$60.94	$70.23	$54.02
Alaska North Slope (ANS) crude oil	$69.53	$61.31	$71.54	$54.43
Crack Spreads:
Dated Brent (NYH) 2-1-1	$10.19	$14.44	$13.17	$14.74
WTI (Chicago) 4-3-1	$11.75	$19.44	$14.84	$15.88
LLS (Gulf Coast) 2-1-1	$9.35	$13.00	$12.30	$13.57
ANS (West Coast) 4-3-1	$11.82	$13.34	$15.48	$17.43
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$8.72	$6.16	$6.14	$3.39
Dated Brent less Maya (heavy, sour)	$6.19	$10.52	$8.70	$7.16
Dated Brent less WTS (sour)	$15.38	$6.59	$13.90	$4.37
Dated Brent less ASCI (sour)	$4.45	$3.88	$4.64	$3.66
WTI less WCS (heavy, sour)	$34.67	$16.48	$26.93	$12.24
WTI less Bakken (light, sweet)	$8.48	$(1.54)	$2.86	$(0.26)
WTI less Syncrude (light, sweet)	$19.19	$(1.53)	$6.84	$(1.74)
WTI less LLS (light, sweet)	$(7.53)	$(5.71)	$(5.03)	$(3.23)
WTI less ANS (light, sweet)	$(9.55)	$(6.08)	$(6.34)	$(3.63)
Natural gas (dollars per MMBTU)	$3.72	$2.92	$3.07	$3.02

Key Operating Information
Production (barrels per day ("bpd") in thousands)	850.8	872.3	854.5	802.9
Crude oil and feedstocks throughput (bpd in thousands)	842.7	870.9	849.7	807.4
Total crude oil and feedstocks throughput (millions of barrels)	77.5	80.1	310.0	294.7
Consolidated gross margin per barrel of throughput	$(4.62)	$4.11	$1.94	$3.25
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$10.00	$7.06	$9.09	$8.08
Refinery operating expense, per barrel of throughput (Note 11)	$5.56	$5.01	$5.34	$5.52
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	35%	33%	36%	34%
Medium	30%	30%	30%	30%
Light	22%	23%	21%	21%
Other feedstocks and blends	13%	14%	13%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	50%	51%	50%	50%
Distillates and distillate blendstocks	33%	31%	32%	30%
Lubes	1%	1%	1%	1%
Chemicals	2%	2%	2%	2%
Other	15%	15%	16%	16%
Total yield	101%	100%	101%	99%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	327.5	359.3	340.2	332.5
Crude oil and feedstocks throughput (bpd in thousands)	331.2	362.4	344.7	338.2
Total crude oil and feedstocks throughput (millions of barrels)	30.5	33.3	125.8	123.4
Gross margin per barrel of throughput	$(11.54)	$1.47	$0.25	$0.89
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$8.55	$4.02	$7.43	$5.46
Refinery operating expense, per barrel of throughput (Note 11)	$5.12	$4.28	$4.68	$4.44
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	26%	26%	27%	31%
Medium	47%	44%	47%	40%
Light	9%	12%	8%	11%
Other feedstocks and blends	18%	18%	18%	18%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	46%	48%	46%	46%
Distillates and distillate blendstocks	33%	33%	33%	31%
Lubes	2%	2%	2%	2%
Chemicals	1%	1%	1%	1%
Other	17%	15%	17%	18%
Total yield	99%	99%	99%	98%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	152.9	143.8	151.5	148.2
Crude oil and feedstocks throughput (bpd in thousands)	149.8	141.5	149.6	145.2
Total crude oil and feedstocks throughput (millions of barrels)	13.8	13.0	54.6	53.0
Gross margin per barrel of throughput	$(9.90)	$9.18	$5.07	$5.52
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$17.76	$12.17	$13.46	$10.28
Refinery operating expense, per barrel of throughput (Note 11)	$5.30	$5.33	$5.12	$5.24
Crude and feedstocks (% of total throughput) (Note 12):
Medium	30%	36%	32%	37%
Light	68%	63%	66%	61%
Other feedstocks and blends	2%	1%	2%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	52%	55%	53%	54%
Distillates and distillate blendstocks	37%	33%	35%	33%
Chemicals	6%	6%	5%	6%
Other	7%	8%	8%	9%
Total yield	102%	102%	101%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	192.1	187.7	189.2	182.3
Crude oil and feedstocks throughput (bpd in thousands)	188.7	190.1	185.6	184.5
Total crude oil and feedstocks throughput (millions of barrels)	17.3	17.5	67.7	67.4
Gross margin per barrel of throughput	$0.27	$2.94	$(0.27)	$3.69
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$5.83	$6.12	$6.41	$8.34
Refinery operating expense, per barrel of throughput (Note 11)	$4.65	$4.51	$4.66	$4.84
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	38%	36%	39%	38%
Medium	18%	16%	19%	22%
Light	29%	35%	29%	25%
Other feedstocks and blends	15%	13%	13%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	44%	44%	43%	45%
Distillates and distillate blendstocks	36%	32%	34%	32%
Chemicals	1%	2%	1%	2%
Other	21%	21%	24%	20%
Total yield	102%	99%	102%	99%

Supplemental Operating Information - West Coast (Torrance)
Production (bpd in thousands)	178.3	181.5	173.6	139.9
Crude oil and feedstocks throughput (bpd in thousands)	173.0	176.9	169.8	139.5
Total crude oil and feedstocks throughput (millions of barrels)	15.9	16.3	61.9	50.9
Gross margin per barrel of throughput	$5.09	$4.26	$2.33	$2.84
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$10.57	$10.24	$11.60	$11.80
Refinery operating expense, per barrel of throughput (Note 11)	$7.61	$6.85	$7.61	$9.35
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	78%	77%	81%	74%
Medium	10%	7%	7%	8%
Other feedstocks and blends	12%	16%	12%	18%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	60%	62%	59%	64%
Distillates and distillate blendstocks	28%	27%	28%	22%
Other	15%	14%	15%	14%
Total yield	103%	103%	102%	100%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	December 31, 2018		December 31, 2017
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$6,292,874	$81.16	$6,535,988	$81.58
Less: Cost of Sales	6,650,832	85.78	6,206,848	77.47
Consolidated gross margin	$(357,958)	$(4.62)	$329,140	$4.11
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$(357,958)	$(4.62)	$329,140	$4.11
Add: PBFX operating expense	26,983	0.35	19,280	0.24
Add: PBFX depreciation expense	8,624	0.11	7,159	0.09
Less: Revenues of PBFX	(80,045)	(1.03)	(66,513)	(0.83)
Add: Refinery operating expense (Note 16)	430,951	5.56	401,683	5.01
Add: Refinery depreciation expense	86,749	1.12	73,033	0.91
Gross refining margin	$115,304	$1.49	$763,782	$9.53
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	651,734	8.41	(197,589)	(2.47)
Add: Early railcar return expense	7,742	0.10	—	—
Gross refining margin excluding special items	$774,780	$10.00	$566,193	$7.06

	Year Ended		Year Ended
	December 31, 2018		December 31, 2017
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$27,186,093	$87.67	$21,786,637	$73.92
Less: Cost of Sales	26,583,478	85.73	20,826,048	70.67
Consolidated gross margin	$602,615	$1.94	$960,589	$3.25
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$602,615	$1.94	$960,589	$3.25
Add: PBFX operating expense	84,410	0.27	66,443	0.23
Add: PBFX depreciation expense	29,417	0.09	23,721	0.08
Less: Revenues of PBFX	(281,511)	(0.91)	(254,813)	(0.86)
Add: Refinery operating expense (Note 16)	1,654,749	5.34	1,626,440	5.52
Add: Refinery depreciation expense	329,709	1.06	254,271	0.86
Gross refining margin	$2,419,389	$7.79	$2,676,651	$9.08
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	351,278	1.13	(295,532)	(1.00)
Add: Early railcar return expense	52,313	0.17	—	—
Gross refining margin excluding special items	$2,822,980	$9.09	$2,381,119	$8.08

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect our annualized statutory corporate tax rate of approximately 26.0% and 39.6% for the 2018 and 2017 periods, respectively, applied to net income (loss) attributable to noncontrolling interests for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2. Our statutory tax rates were reduced in 2018 as a result of the Tax Cuts and Jobs Act (the "TCJA") enactment.

(4) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items presented for the year ended December 31, 2018 relate to a lower of cost or market ("LCM") inventory adjustment, changes in the Tax Receivable Agreement liability, gain on the sale of assets related to the Torrance land sale and charges associated with the early return of certain leased railcars. Special items for the year ended December 31, 2017 relate to an LCM inventory adjustment, changes in the Tax Receivable Agreement liability, debt extinguishment costs, a net tax benefit related to the TCJA enactment and a net tax expense associated with the remeasurement of the Tax Receivable Agreement associated deferred tax assets, as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out ("LIFO") inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

The following table includes the LCM inventory reserve as of each date presented (in thousands):

		2018			2017
January 1,			$300,456		$595,988
September 30,			—		498,045
December 31,			651,734		300,456

The following table includes the corresponding impact of changes in the LCM inventory reserve on income (loss) from operations and net income (loss) for the periods presented (in thousands):

	Three Months Ended December 31,		Year Ended December 31,

	2018	2017	2018		2017
Net LCM inventory adjustment (charge) benefit in income (loss) from operations	$(651,734)		$197,589	$(351,278)	$295,532
Net LCM inventory adjustment (charge) benefit in net income (loss)	(482,283)	119,326	(259,946)		178,475

Change in Tax Receivable Agreement liability - During the three months and year ended December 31, 2018 we recorded a change in the Tax Receivable Agreement liability that increased income before income taxes by $6.1 million and $13.9 million ($4.5 million and $10.3 million, net of tax), respectively. During the three months and year ended December 31, 2017 PBF Energy recorded a change in the Tax Receivable Agreement liability that increased income before taxes by $250.4 million and $250.9 million ($151.2 million and $151.5 million, net of tax), respectively. The changes in the Tax Receivable Agreement liabilities reflect charges or benefits attributable to changes in PBF Energy’s obligation under the Tax Receivable Agreement due to factors out of our control such as changes in tax rates.

Gain on Torrance land sale - During the year ended December 31, 2018 we recorded a gain on the sale of a parcel of real property acquired as part of the Torrance refinery, but not part of the refinery itself. The gain increased income from operations and net income by $43.8 million and $32.4 million, respectively. There was no such gain in the year ended December 31, 2017.

Early Return of Railcars - During the three months ended and year ended December 31, 2018 we recognized certain expenses within Cost of sales associated with the voluntary early return of certain leased railcars. These charges decreased income from operations by $7.7 million and $52.3 million ($5.7 million and $38.7 million, net of tax), respectively. There were no such expenses in the year ended December 31, 2017.

Debt Extinguishment Costs - During the year ended December 31, 2017, we recorded pre-tax debt extinguishment costs of $25.5 million related to the redemption of the 2020 Senior Secured Notes. These nonrecurring charges decreased net income by $15.4 million for the year ended December 31, 2017. There were no such costs in the year ended December 31, 2018.

TCJA Enactment - The Company made a one-time adjustment in 2017 to deferred tax assets and liabilities in relation to the TCJA. The prior year net income tax expense impact of $20.2 million consists of a net tax expense of $193.5 million associated with the remeasurement of the Tax Receivable Agreement associated deferred tax assets and a net tax benefit of $173.3 million for the reduction of our deferred tax liabilities as a result of the TCJA.

Recomputed Income taxes on special items - The income tax impact of the special items, other than TCJA related items, were calculated using the tax rates shown in footnote 3 above.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months and years ended December 31, 2018 and 2017, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 1,278,242 and 1,293,242 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2018, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 3,537,500 and 6,820,275 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2017, respectively. For periods showing a net loss, all common stock equivalents are considered anti-dilutive.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of December 31, 2018, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, New Orleans, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) As reported by Platts.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, as described in footnote 4 above, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	December 31,	December 31,
	2018	2017
	(in thousands)
Total debt	$1,933,694	$2,191,650
Total equity	3,248,479	2,902,949
Total capitalization	$5,182,173	$5,094,599

Total debt	$1,933,694	$2,191,650
Total equity excluding special items	3,551,677	2,950,154
Total capitalization excluding special items	$5,485,371	$5,141,804

Total equity	$3,248,479	$2,902,949
Special Items (Note 4)
Add: Non-cash LCM inventory adjustment	651,734	300,456
Add: Change in Tax Receivable Agreement liability	(290,323)	(276,430)
Add: Debt extinguishment costs	25,451	25,451
Add: Gain on Torrance land sale	(43,761)	—
Add: Early railcar return expense	52,313	—
Less: Recomputed income taxes on special items	(112,369)	(22,425)
Add: Net tax expense on TCJA related special items	20,153	20,153
Net impact of special items to equity	303,198	47,205
Total equity excluding special items	$3,551,677	$2,950,154

Total debt	$1,933,694	$2,191,650
Less: Cash and cash equivalents	597,286	573,021
Net Debt	$1,336,408	$1,618,629

Total debt to capitalization ratio	37%	43%
Total debt to capitalization ratio, excluding special items	35%	43%
Net debt to capitalization ratio	29%	36%
Net debt to capitalization ratio, excluding special items	27%	35%

(14) The Logistics segment includes 100% of the income from operations of the Torrance Valley Pipeline Company LLC ("TVPC"), as TVPC is consolidated by PBFX. PBFX records net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For the purposes of the consolidated PBF Energy financial statements, PBF Holding's equity income in investee and PBFX's net income attributable to noncontrolling interest eliminate in consolidation.

(15) The Logistics segment includes 100% of the assets of TVPC as TVPC is consolidated by PBFX. PBFX records a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) records an equity investment in TVPC reflecting its noncontrolling ownership interest. For the purposes of the consolidated PBF Energy financial statements, PBFX's noncontrolling interest in TVPC and PBF Holding's equity investment in TVPC eliminate in consolidation.

(16) The Company adopted ASU 2017-07 effective January 1, 2018. The new guidance requires the bifurcation of net periodic benefit cost. The service cost component is presented within Income from operations, while the other components are reported separately outside of operations. This guidance was applied retrospectively in the consolidated statements of operations.

The following table shows the effect of the adoption of ASU 2017-07 on our financial statements (in thousands):

	Three Months Ended December 31,		Year Ended December 31,

	2018	2017	2018	2017
Refining segment income (expense) related to other non-service components of net periodic benefit cost	$373	$(919)	$1,488	$(1,176)
Corporate expense related to other non-service components of net periodic benefit cost	(97)	(178)	(379)	(226)
Total income (expense) related to other non-service components of net periodic benefit cost	$276	$(1,097)	$1,109	$(1,402)

(17) For the three months ended December 31, 2018, the Logistics segment includes capital expenditures of $75.0 million related to the PBFX acquisition of the East Coast Storage Assets on October 1, 2018. For the years ended December 31, 2018 and December 31, 2017, the Logistics segment also includes capital expenditures of $58.4 million for the PBFX acquisition of the Knoxville Terminals on April 16, 2018 and $10.1 million for the PBFX acquisition of the Toledo Products Terminal on April 17, 2017.